ACQUISITION AGREEMENT

This Acquisition Agreement (the "Agreement") is made and entered into as of this 17th day of June, 1998, by and between SOLPOWER CORPORATION, a Nevada corporation, with its principal offices located at 7309 East Stetson Drive, Suite #102, Scottsdale, Arizona 85251, hereinafter referred to as "Buyer", and DOMINION CAPITAL PTY, LTD., an Australian corporation, with its principal offices located at Level 11, Dominion Building, 533 Little Lonsdale Street, Melbourne 3000, Victoria, Australia, hereinafter referred to as "Seller".

                                    RECITALS

WHEREAS, Seller owns the sales, distribution, marketing and manufacturing rights world wide to the product, SP34E, a refrigerant gas product.

WHEREAS, Seller desires to sell and Buyer desires to purchase the exclusive sales, distribution, marketing and manufacturing rights to the product, SP34E, encompassing the North American market (United States, Canada and Mexico) owned by Seller on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

NOW THEREFORE, in consideration of the Recitals and the conditions and representations hereinafter set forth, the parties agree as follows:

1. SELLER, hereby agrees to deliver the exclusive sales, distribution, marketing and manufacturing rights for the product, SP34E, encompassing the North America market (United States, Mexico and Canada).

2.     BUYER, hereby agrees to:

       A. Purchase the exclusive sales, distribution, marketing and manufacturing rights to the product, SP34E, encompassing the North American Market (United States, Mexico and Canada). For these rights, Buyer, agrees to issue 6,000,000 (six million) shares of its Common Stock. These shares shall be issued in the name of Seller and/or its nominees.

       B. Based solely on the gross sales figures of the product, SP34E in the North American Market, Buyer shall pay a royalty of $2.25 per kilogram of SP34E sold.

3. Anti-Dilution Provision - In the event that Buyer shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding stock, the conversion price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the case the corporation shall at any time combine the outstanding shares of common stock, the conversion price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

4. Term of Contract - The term of this Agreement shall be five (5) years, and the Buyer shall have the option to renew the Agreement for a further five (5) years. This Agreement shall be in force upon the signing of this Agreement by Buyer and by Seller, and can only be canceled for good cause by notice in writing, by either party, with a thirty (30) day notice of cancellation. The compensation obligations of Buyer and Seller arising under this Agreement shall survive termination of this Agreement.

5.     Confidential Information

       A. Confidential Information shall mean all information relating to Seller's business provided by Seller to Buyer and identified in writing as confidential at the time or within fifteen (15) days, of the disclosure. Confidential Information does not include any material or information of Seller which has been or may hereafter be acquired by Buyer from any third person not under binder of secrecy to Seller, which is made public by Seller, or which is otherwise in the public domain.

       B. Buyer shall not in any manner communicate the Confidential Information of Seller to any third party without Seller's written consent. Buyer shall not use the Confidential Information except for the purpose of providing services for the benefit of Seller. Buyer shall treat the Confidential Information with at least the same care in which Buyer uses in the protection of Buyer's own proprietary information.

6. Independent Parties - Buyer and Seller are independent parties and nothing contained herein shall be construed to mean otherwise. Any incidence of agency of other relationship shall be specifically outlined and attached hereto. Seller is not an employee or officer of Buyer and further indemnifies Buyer against any claim by any Federal or State Agency regarding the payment or withholding of employment related taxes on fees or commissions paid by Buyer in accordance with this Agreement.

7. Requisite Authority - Each party represents to the other party that all necessary corporate and/or such other approvals and authorizations needed to make this Agreement enforceable have been obtained by the undersigned. Each party will provide the other with documentation regarding such approvals and authorizations within five (5) days upon request by the other party.

8. Liability/Indemnification - Seller/Buyer shall in no way be held responsible or liable to Seller/Buyer or any other party for the performance of Seller/ Buyer or the failure of Seller/Buyer in any capacity whatsoever in which the Seller/Buyer operates, including any and all contracts which Seller/ Buyer may have with other parties. Seller/ Buyer shall defend and hold harmless Seller/Buyer against any and all liability, claim or demand on account of property loss or damage or others arising out of or in any manner connected with the performance of this Agreement, whether such injury, loss, or damage shall be caused by the negligence of Seller/Buyer, its employees, or any other party for whom Seller/Buyer is responsible, and Seller/Buyer, at its own expense, shall defend any and all actions based thereon and shall pay all attorney's fees and all costs and all other expenses arising therefrom; provided however, that this indemnity shall not cover any liability for damages caused by or resulting from any negligence of Seller/Buyer, his representatives, employees, or agents.

9. No Assignment - Neither party shall assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors and assigns.

10. Amendment or Modification - This Agreement may be amended or modified by, and only by, a written instrument executed by all signing parties.

11. Nonwaiver - The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

12. Severability - In the event any one or more provisions of this Agreement are determined to be invalid or unenforceable, such provision or provisions shall be deemed severable from the remainder of this Agreement and shall not cause the invalidity of the remainder of this Agreement.

13. Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

14.    Currency - All dollar figures are represented in United States Dollars.

15. Arbitration - Any controversy, claim or dispute between the parties directly or indirectly concerning this Agreement or the breach thereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Scottsdale, Arizona in accordance with the rules then pertaining to the American Arbitration Association with regard to commercial arbitration.

16. Entire Agreement - This Agreement and the Exhibits hereto, as signed by the parties, sets forth the entire Agreement and understanding of the parties and merges all prior discussions and writings between them with regard to the services to be provided under this Agreement.

The parties have executed this Agreement as of the date first set forth above.

SOLPOWER CORPORATION                               DOMINION CAPITAL PTY LTD





By: /s/ James H. Hirst                             By: /s/ Peter D. Voss
   -------------------------------                    --------------------------
   James H. Hirst, President & CEO                    Peter D. Voss, Chairman &
                                                      Managing Director